                                 EXHIBIT 3 (I)

                           CNB FINANCIAL CORPORATION

                Form 10-K For The Year Ended December 31, 1998


                            ARTICLES OF ASSOCIATION
                                      OF
                           CNB FINANCIAL CORPORATION


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                                                   Filed this 12th day of
COMMONWEALTH OF PENNSYLVANIA                       September ____, 1983

          DEPARTMENT OF STATE
          CORPORATION BUREAU                       Commonwealth of Pennsylvania
                                                   Department of State
Articles of CNB FINANCIAL CORPORATION
                                                   /s/ William R. Davis
Domestic Business Corporation                      Secretary of the Commonwealth

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         In compliance with the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon's Pennsylvania Statutes Annotated,
Section 1204, the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

     1.  The name of the corporation is:

         CNB FINANCIAL CORPORATION

     2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

         Market and Second Streets
         Clearfield, PA 16830

     3.  PURPOSE:
         -------

         The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act and the corporation is incorporated under the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon's Pennsylvania Statutes Annotated,
         Section 1204.

     4.  TERM:
         ----

         Perpetual

     5.  NUMBER OF SHARES:    (AMENDED MARCH 18, 1986)
         ----------------
                              (AMENDED APRIL 21, 1998)

         The total number of authorized shares shall be 10,000,000 with a par value of $1.00. The shares of the corporation shall not have preemptive rights but shall have the right of cumulative voting in regard to the election of Directors only as hereinafter set forth.

     6. Except as set forth in paragraph five hereof, there are no special rights, designations, preferences, qualifications, limitations or restrictions imposed upon the stock of the corporation except as provided in these Articles of Incorporation.

     7. The Board of Directors shall have no authority to change any designations, preferences, limitations, qualifications or restrictions or special or relative rights of the stock described in paragraph five hereof.

     8. The name and post office address of the incorporators and the number and class of shares subscribed by him/her is:


                                                        NUMBER and CLASS
     NAME                     ADDRESS                       OF SHARES
     ----                     -------                       ---------
JOHN LEITZINGER           205 SW Third Avenue                  One
                          Clearfield, PA 16830               Common

JOHN W. POWELL            27 Coventry Lane                     One
                          State College, PA 16801            Common

FRANCIS E. REED           R.D. 2 Box 269                       One
                          Clearfield, PA 16830               Common

WILLIAM U. SMITH          120 W. Walnut Street                 One
                          Clearfield, PA 16830               Common

L. E. SOULT, JR.          108 Elizabeth St.                    One
                          Clearfield, PA 16830               Common

JAMES K. NEVLING          1019 Linden Street                   One
                          Clearfield, Pa 16830               Common

WILLIAM R. OWENS          R 1307 Riverview Road                One
                          Clearfield, PA 16830               Common

ROBERT G. SPENCER         Grampian, PA 16838                   One
                                                             Common

RONALD B. STRATTAN        909 S. Second Street                 One
                          Clearfield, PA 16830               Common

W. K. ULERICH             724 South Second Street              One
                          Clearfield, PA 16830               Common

ROBERT E. BROWN           46 West Pauline Drive                One
                          Clearfield, PA 16830               Common

ROBERT S. KEPNER          804 Hannah Street                    One
                          Clearfield, PA 16830               Common

JAMES P. MOORE            508 South Fourth Street              One
                          Clearfield, Pa 16830               Common

ROBERT C. PENOYER         1220 South Second Street             One
                          Clearfield, PA 16830               Common

EDWARD B. REIGHARD        8 Turnpike Avenue                    One
                          Clearfield, PA 16830               Common

E. DORSE ALBERT           111 East Pine Street                 One
                          Clearfield, PA 16830               Common


     9. OTHER PROVISIONS AS PERMITTED UNDER THE ACT:
        -------------------------------------------

        A.     NUMBER, TERM AND QUALIFICATION OF DIRECTORS:

               All Directors shall have equal vote but shall be elected by classes as follows: Known as Class 1, consisting of not more than five (5) Directors; Class 2, consisting of not more than five (5) Directors; and Class 3, consisting of not more than five (5) Directors. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of the shareholders. At the third
               (3rd) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three
               (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first
               (1st) annual meeting of the shareholders. At the first (1st) annual meeting of the shareholders, the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three
               (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as provided herein has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

               Annual Meeting shall mean the first (1st) annual meeting after the organizational meeting and for this purpose, the initial terms of all Classes of Directors shall in the first instance not necessarily be in even twelve month increments.

         B.    BY-LAW QUALIFICATIONS:

               The Board of Directors of the corporation may subject to the provisions contained in Article V of the By-Laws, increase the number of Directors to eighteen, twenty-one or twenty-four members. Any proposed nominee shall then stand for election consistent with the principles of A above at the next annual meeting.

         C.    INITIAL BOARD OF DIRECTORS:

               1.  Elected for a term of three years:

                   JOHN LEITZINGER
                   JOHN W. POWELL
                   FRANCIS E. REED
                   WILLIAM U. SMITH
                   L. E. SOULT, JR.

               2.  Elected for a term of two years:

                   JAMES K. NEVLING
                   WILLIAM R. OWENS
                   ROBERT G. SPENCER
                   RONALD B. STRATTAN
                   W. K. ULERICH

               3.  Elected for a term of one year:

                   ROBERT E. BROWN
                   ROBERT S. KEPNER
                   JAMES P. MOORE
                   ROBERT C. PENOYER
                   EDWARD B. REIGHARD

         D.    CONDITIONS PRECEDENT TO MERGER, CONSOLIDATION OR
               DISSOLUTION OF THE CORPORATION:

               1. In order to effect the merger or consolidation of the corporation into another corporation which is not a wholly owned subsidiary of this corporation the affirmative action of 75% of the outstanding shares entitled to vote shall be required.

               2. The shareholders have reserved the right to amend the By-Laws to themselves by affirmative vote of the majority of the shares voting.

     IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 30th day of August, 1983.

     /s/                                                   /s/
_____________________________                       ____________________________
John Leitzinger                                     Ronald B. Strattan


     /s/                                                   /s/
_____________________________                       ____________________________
John W. Powell                                      W. K. Ulerich


     /s/                                                   /s/
_____________________________                       ____________________________
Francis E. Reed                                     Robert E. Brown


     /s/                                                   /s/
_____________________________                       ____________________________
William U. Smith                                    Robert S. Kepner


     /s/                                                   /s/
_____________________________                       ____________________________
L. E. Soult, Jr.                                    James P. Moore


     /s/                                                   /s/
_____________________________                       ____________________________
James K. Nevling                                    Robert C. Penoyer


     /s/                                                   /s/
_____________________________                       ____________________________
William R. Owens                                    Edward B. Reighard


     /s/                                                   /s/
_____________________________                       ____________________________
Robert C. Spencer                                   E. Dorse Albert